SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue, Warren, MI 48093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (586) 751-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.

On January 10, 2006, the Board of Directors of Noble International, Ltd. (the “Corporation”) approved and declared a 3 for 2 split of the Corporation’s common stock for shareholders of record as of January 27, 2006 (the “Record Date”). For every two shares of the Corporation’s common stock held on the Record Date, the holder will receive one additional share. All fractional shares resulting from the split that would otherwise be issued will be either (a) rounded up to the next whole number of shares if the fractional share is greater than .50 or (b) rounded down to the next whole number of shares if the fractional share is less than .50. The additional shares resulting from the split will be distributed on February 3, 2006. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibit is being furnished herewith:

      99.1    Noble International, Ltd. Press Release, dated January 17, 2006

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(Registrant)

Date: January 17, 2006	By:	/S/ MICHAEL C. AZAR
Michael C. Azar
Secretary and General Counsel

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